                                                                  Exhibit 3.62

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CHRISTIANA WILSONS, INC.

                        -------------------------------


     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation is

                           CHRISTIANA WILSONS, INC.

     SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares, all of which are without par value.

     FIFTH:  The name and the address of the single incorporator are

     Ann Patalano                   70 Pine Street
                                    New York, New York  10270

     SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

     SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 11th day of January, 1985.
                                /s/  Ann Patalano
                                ----------------------------------------(L.S.)

In the presence of:


____________________________________

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           CHRISTIANA WILSONS, INC.


     I, the undersigned, Douglas J. Treff, the Vice President of Christiana Wilsons, Inc., a Delaware corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to
Section 242 of the Delaware Corporation Law Annotated by unanimous written consent of the Board of Directors and sole shareholder entitled to vote on an amendment to the Certificate of Incorporation of the Corporation, dated October 31, 1996.

     Article FIRST of the Certificate of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

          "FIRST: The name of the corporation is Wilsons Leather of Delaware
Inc."

     IN WITNESS WHEREOF, I have subscribed my name this 31st day of October, 1996.


                                /s/  Douglas J. Treff
                                ------------------------------------------------
                                Douglas J. Treff